Exhibit 99.1

801 E. 86th Avenue
Merrillville, IN 46410
May 3, 2011

FOR ADDITIONAL INFORMATION Media Mike Banas Communications Manager (219) 647-5581 mbanas@nisource.com	Investors Randy Hulen Managing Director,Investor Relations (219) 647-5688 rghulen@nisource.com
NiSource Reports First Quarter 2011 Results
•	Results solidly in line with 2011 net operating earnings guidance

•	Positive growth from regulatory programs

•	Infrastructure modernization and growth investments continue
MERRILLVILLE, Ind. — NiSource Inc. (NYSE: NI) today announced net operating earnings from continuing operations (non-GAAP) of $202.3 million, or $0.72 cents per share for the three months ended March 31, 2011, compared to $198.4 million, or $0.72 cents per share for the first quarter of 2010. Operating earnings for the quarter (non-GAAP) were $394.9 million compared to $405.2 million for the same period in 2010.
On a GAAP basis, NiSource reported income from continuing operations for the three months ended March 31, 2011, of $204.8 million, or $0.73 cents per share, compared with $197.4 million, or $0.71 cents per share in the same period a year ago. Operating income was $399.2 million for the first quarter of 2011 compared with $403.4 million in the year-ago period. Schedules 1 and 2 of this news release contain a reconciliation of net operating earnings and operating earnings to GAAP.
“NiSource’s robust agenda of significant infrastructure investments paired with complementary commercial and regulatory activity continues to generate tangible benefits for our customers, increased value for our shareholders and positions us for sustainable long-term earnings growth,” President and Chief Executive Officer Robert C. Skaggs, Jr. said. “Our first quarter performance is squarely in line with our expectations as well as our full year 2011 earnings outlook, and sets the stage for ongoing execution of our balanced business strategy.”
Advancing customer service, reliability and regulatory agenda in Indiana
NiSource’s Northern Indiana Public Service Company (NIPSCO) continues to make significant progress on its broad-based strategy to provide excellent customer service, performance and reliability; modernize customer programs and rate designs; engage all its stakeholders; and restore earnings to an appropriate level.
•	On the regulatory front, NIPSCO remains on track to establish new electric base rates by late 2011 or early 2012. While the formal rate case process continues to move forward, NIPSCO is actively engaged in settlement discussions with all of its stakeholders and remains committed to seeking a collaborative, mutually agreeable resolution. Upon completion, NIPSCO is confident the case will position the company for ongoing growth through continued investments in service, reliability and environmental infrastructure.

•	During the first quarter, NIPSCO launched two significant customer programs to encourage energy savings and efficiency. One program, targeted at commercial and industrial customers, offers financial incentives for the completion of cost-effective energy projects involving the installation of new, high-efficiency equipment or systems. The other provides high-energy usage residential customers with information to help them become more energy efficient.

•	NIPSCO continues to advance environmental investments at its coal-generating stations in Northern Indiana. These investments represent a significant opportunity to create hundreds of jobs, improve the environment, generate earnings growth and enhance the overall economic vitality of the region. The company completed preliminary engineering and began site preparation and construction for a Flue Gas Desulfurization (FGD) unit, the first of three planned across its system that together will reduce sulfur dioxide emissions by an additional 80 percent beyond current levels.

•	NIPSCO also reached a settlement on Feb. 24 with stakeholders to combine NIPSCO and NiSource’s two other Indiana-based natural gas utilities into one entity. If approved by the Indiana Utility Regulatory Commission (IURC), the consolidation would enable Northern Indiana Fuel and Light and Kokomo Gas customers to take advantage of the same programs, products and services currently offered to NIPSCO customers.
“With our Indiana team’s continued engagement and singular focus, I remain confident that we will deliver on our goal of enhancing NIPSCO’s overall performance and restoring earnings to an appropriate level in 2012.” Skaggs said.
Capturing pipeline and storage growth opportunities
NiSource’s Gas Transmission & Storage (NGT&S) Operations continued to leverage its unparalleled asset base and geographic footprint in the prolific Marcellus Shale production area to position itself for ongoing earnings growth.
•	In the Marcellus region, customer-driven infrastructure projects continued to advance, including the Clendenin, Smithfield, Line WB, and Southern Appalachia projects, which together will offer approximately 500,000 dekatherms per day of firm transportation for producers in the region. A significant portion of the capacity for the projects is already secured through long-term firm contracts or binding precedent agreements with prospective shippers.

•	Driven by increased Marcellus production, on April 15, Millennium Pipeline completed a binding open season for proposed mainline expansion projects to provide incremental firm transportation capacity to northeast markets. Prior to the open season, the company executed binding precedent agreements with two anchor shippers. The proposed expansion and the results of the open season are currently being evaluated. NiSource owns a 47.5 percent interest in Millennium.

•	Columbia Gulf Transmission is nearing completion of its East Lateral project, an approximately $5 million investment that modified existing facilities to provide up to 300,000 dekatherms per day of additional firm transportation service. The project will be placed in service in June.

•	A complementary component of NGT&S’ Marcellus growth strategy is investing in the infrastructure needed to serve new gas-fired electric generation facilities. One such project involves an investment by NGT&S to provide 250,000 dekatherms per day of firm long-term transportation to serve a new large gas-fired generating station in the mid-Atlantic region. The project is targeted to be placed in service in 2014.

•	In connection with its Nov. 2010 general rate case filing with the Federal Energy Regulatory Commission, Columbia Gulf Transmission placed new rates into effect, subject to refund, on May 1. Columbia Gulf and the parties to the case are actively engaged in settlement discussions to resolve the case.
“Ongoing development and delivery of new infrastructure projects that capitalize on our core gas transmission and storage assets remains a centerpiece of NiSource’s long-term growth strategy,” Skaggs said. “We continue to pursue a broad range of opportunities for low-risk, value-adding investments targeting the evolving needs of our diverse customer base.”
Modernizing natural gas distribution infrastructure and services
NiSource’s Gas Distribution Operations continue to deliver strong results from its strategy of aligning long-term infrastructure replacement and enhancement programs with a variety of complementary customer programs and rate-design initiatives.
•	On the regulatory front, Columbia Gas of Pennsylvania continues to advance a base rate case filed in January 2011 with the Pennsylvania Public Utility Commission. The case, which seeks increased revenues of approximately $38 million, will support the company’s infrastructure and modernization efforts. In addition, the case introduces a new rate design for residential customers, new programs for senior citizen customers and a pilot energy efficiency program. New rates are expected to become effective in the fourth quarter of this year.

•	In addition, as part of its ongoing infrastructure improvement and modernization effort, Columbia Gas of Pennsylvania launched a two-year, $20 million investment to install Automated Meter Reading (AMR) devices on the company’s residential and commercial natural gas meters. Already, nearly one million devices have been installed across NiSource’s gas distribution companies.

•	Columbia Gas of Kentucky, Columbia Gas of Massachusetts, Columbia Gas of Ohio and Columbia Gas of Pennsylvania continued to execute significant infrastructure modernization investments during the first quarter. The companies’ ongoing infrastructure programs, which began more than three years ago, are designed to systematically replace portions of the natural gas distribution system to help ensure continued safe and reliable service.

•	This quarter’s results reflected the first full quarterly impact from successful base rate settlements at Columbia Gas of Virginia and NIPSCO gas. Both settlements, which became effective in Nov. 2010 and Jan. 2011, respectively, included improved rate designs and customer conservation programs.
“Our focus on infrastructure modernization at our utilities continues to benefit our customers and communities, as well as NiSource shareholders,” Skaggs said. “Our proactive, collaborative approach, combined with appropriate regulatory treatment, has served us well as we execute on this long-term core strategy.”
Liquidity and Financial Management
As part of NiSource’s ongoing financial management, it entered into a new $1.5 billion, four-year revolving credit facility on March 3, 2011, which replaced an existing $1.5 billion facility set to expire in July 2011.The revolver, which was significantly oversubscribed, will be used to fund ongoing working capital requirements and for general corporate purposes.
In addition, during the first quarter, Standard & Poors reaffirmed NiSource’s BBB- /stable credit rating. Comparable ratings for the company were reaffirmed by Moody’s Investors Services and Fitch Ratings in the fourth quarter of 2010.

“These developments serve to underscore the strengthened financial profile of NiSource, which provides a solid foundation for our long-term, infrastructure-driven growth strategy,” Skaggs said.
Affirming 2011 earnings guidance
Skaggs noted that NiSource remains on track to deliver net operating earnings solidly in line with its full-year outlook, which for 2011 is $1.25 to $1.35 per share (non-GAAP).
Based on the continued success of the company’s balanced business strategy and an extensive array of growth investment opportunities, NiSource is expected to sustainably grow long-term earnings in the range of 3 to 5 percent annually. In the near term — particularly as the company executes a number of regulatory initiatives over the course of the next year or so — operating earnings growth may exceed the longer-term range.
There will likely be differences between net operating earnings and GAAP earnings, but, due to the unpredictability of weather and other factors, NiSource is not providing GAAP earnings guidance.
First Quarter 2011 Operating Earnings — Segment Results (non-GAAP)
NiSource’s consolidated operating earnings (non-GAAP) for the quarter ended March 31, 2011, were $394.9 million, compared to $405.2 million in the first quarter of 2010. Refer to Schedule 2 for the items included in 2011 and 2010 GAAP operating income but excluded from operating earnings.
Operating earnings for NiSource’s business segments for the quarter ended March 31, 2011, are discussed below.
Gas Distribution Operations reported operating earnings for the current quarter of $237.1 million compared to $234.7 million in the first quarter of 2010. Net revenues, excluding the impact of trackers, decreased by $8.3 million primarily attributable to decreased residential, commercial, and industrial margins due to NIPSCO’s change from a volumetric-based rate design to one with a higher fixed charge. The new rate design provides a greater proportion of recovery through the monthly fixed customer charge as opposed to the volumetric charge for certain customer classes. The revenue variance experienced in the first quarter from NIPSCO’s rate design change will be offset throughout the balance of the year. This decrease was partially offset by increases in other regulatory and service programs largely due to new rates under Columbia of Ohio’s approved infrastructure replacement program.
Operating expenses, excluding trackers, were $10.7 million lower than the comparable 2010 period, reflecting lower depreciation costs due primarily to new approved depreciation rates at NIPSCO and decreased uncollectible costs. These decreases were partially offset by an increase in employee and administration expenses.
Gas Transmission and Storage Operations reported operating earnings for the current quarter of $118.5 million compared to $125.9 million in the first quarter of 2010. Net revenues, excluding the impact of trackers, decreased by $0.1 million, primarily attributable to the recognition of a gain in the first quarter 2010 on the previously deferred transfer of native gas provided by Columbia Gas Transmission to Hardy Storage Company and decreased shorter term transportation and storage services. These decreases were partially offset by an increase in demand margin revenue from growth projects placed into service in the prior year and an increase in mineral rights royalty revenue.
Operating expenses, excluding the impact of trackers, increased $2.9 million from the comparable 2010 period due to increased outside service costs, employee and administration expenses, and depreciation. These increases were partially offset by a decrease in other taxes.
Equity earnings decreased $4.4 million primarily from Millennium Pipeline incurring higher interest costs associated with its August 2010 debt refinancing.

Electric Operations reported operating earnings for the current quarter of $41.9 million compared to $46.3 million in the first quarter of 2010. Net revenues, excluding the impact of trackers, increased by $9.0 million primarily due to increased industrial usage and margins as a result of improved economic conditions.
Operating expenses, excluding trackers, increased by $13.4 million primarily attributable to higher depreciation costs. Additionally, there was an increase in employee and administration expenses, other taxes, and an environmental adjustment.
Corporate and Other Operations reported an operating earnings loss of $2.6 million for the current quarter compared to a loss of $1.7 million in the first quarter of 2010.
Other Items
Interest expense decreased by $9.0 million due to the Nov. 2010 long-term debt maturity and the Dec. 2010 tender offer repurchase of long-term debt. The benefits were partially offset by incremental interest expense associated with the issuance of long-term debt in Dec. 2010 and higher average short-term borrowings and rates.
Other-net income of $3.3 million was recorded in 2011 compared to $2.6 million in 2010. The effective tax rate of net operating earnings was 34.4 percent compared to 35.8 percent for the same period last year.
Income from Continuing Operations (GAAP)
On a GAAP basis, NiSource reported income from continuing operations for the three months ended March 31, 2011, of $204.8 million, or $0.73 per share, compared with $197.4 million, or $0.71 per share for the comparable period in 2010.
Refer to Schedule 1 for a complete list of the items included in 2011 and 2010 GAAP income from Continuing Operations but excluded from net operating earnings.
About NiSource
NiSource Inc. (NYSE: NI), based in Merrillville, Ind., is a Fortune 500 company engaged in natural gas transmission, storage and distribution, as well as electric generation, transmission and distribution. NiSource operating companies deliver energy to 3.8 million customers located within the high-demand energy corridor stretching from the Gulf Coast through the Midwest to New England. Information about NiSource and its subsidiaries is available via the Internet at www.nisource.com. NI-F
Forward-Looking Statements
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of NiSource and its management. Although NiSource believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Readers are cautioned that the forward-looking statements in this news release are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: weather; fluctuations in supply and demand for energy commodities; growth opportunities for NiSource’s businesses; increased competition in deregulated energy markets; the success of regulatory and commercial initiatives; dealings with third parties over whom NiSource has no control; actual operating experience of NiSource’s assets; the regulatory process; regulatory and legislative changes; the impact of potential new environmental laws or regulations; the results of material litigation; changes in pension funding requirements; changes in general economic, capital and commodity market conditions; and counter-party credit risk, and the matters set forth in the “Risk Factors” section in NiSource’s 2010 Form 10-K, many of which risks are beyond the control of NiSource. NiSource expressly disclaims a duty to update any of the forward-looking statements contained in this release.

NiSource Inc.
Consolidated Net Operating Earnings (Non — GAAP)
(unaudited )

	Three Months
	Ended March 31,
(in millions,except per share amounts)	2011	2010

Net Revenues
Gas Distribution	$1,367.6	$1,340.3
Gas Transportation and Storage	345.8	370.4
Electric	402.9	318.3
Other	23.9	22.1

Gross Revenues	2,140.2	2,051.1
Cost of Sales (excluding depreciation and amortization)	1,085.8	981.1

Total Net Revenues	1,054.4	1,070.0

Operating Expenses
Operation and maintenance	345.7	329.7
Operation and maintenance — trackers	85.4	107.1
Depreciation and amortization	135.5	147.3
Depreciation and amortization — trackers	3.4	2.5
Other taxes	57.0	54.7
Other taxes — trackers	35.5	30.9

Total Operating Expenses	662.5	672.2

Equity Earnings in Unconsolidated Affiliates	3.0	7.4

Operating Earnings	394.9	405.2

Other Income (Deductions)
Interest expense, net	(89.8)	(98.8)
Other, net	3.3	2.6

Total Other Deductions	(86.5)	(96.2)

Operating Earnings From Continuing Operations
Before Income Taxes	308.4	309.0
Income Taxes	106.1	110.6

Net Operating Earnings from Continuing Operations	202.3	198.4

GAAP Adjustment	2.5	(1.0)

GAAP Income from Continuing Operations	$204.8	$197.4

Basic Net Operating Earnings Per Share from Continuing Operations	0.72	0.72

GAAP Basic Earnings Per Share from Continuing Operations	0.73	0.71

Basic Average Common Shares Outstanding	279.3	276.9

NiSource Inc.
Segment Operating Earnings (Non-GAAP)

	Three Months
Gas Distribution Operations	Ended March 31,
(in millions)	2011	2010

Net Revenues
Sales Revenues	$1,581.1	$1,550.4
Less: Cost of gas sold	997.9	942.0

Net Revenues	583.2	608.4

Operating Expenses
Operation and maintenance	173.4	167.5
Operation and maintenance — trackers	68.8	90.3
Depreciation and amortization	43.0	62.5
Other taxes	25.4	22.5
Other taxes — trackers	35.5	30.9

Total Operating Expenses	346.1	373.7

Operating Earnings	$237.1	$234.7

GAAP Adjustment	4.5	0.4

GAAP Operating Income	$241.6	$235.1

	Three Months
Gas Transmission and Storage Operations	Ended March 31,
(in millions)	2011	2010

Net Revenues
Transportation revenues	$199.6	$197.2
Storage revenues	50.5	49.4
Other revenues	5.4	10.0

Net Operating Revenues	255.5	256.6

Operating Expenses
Operation and maintenance	80.5	76.6
Operation and maintenance — trackers	14.1	15.1
Depreciation and amortization	32.7	31.5
Other taxes	12.7	14.9

Total Operating Expenses	140.0	138.1

Equity Earnings in Unconsolidated Affiliates	3.0	7.4

Operating Earnings	$118.5	$125.9

GAAP Adjustment	—	—

GAAP Operating Income	$118.5	$125.9

NiSource Inc.
Segment Operating Earnings (Non-GAAP)

	Three Months
Electric Operations	Ended March 31,
(in millions)	2011	2010

Net Revenues
Sales revenues	$347.6	$320.3
Less: Cost of sales	133.2	116.6

Net Revenues	214.4	203.7

Operating Expenses
Operation and maintenance	94.7	88.8
Operation and maintenance — trackers	2.5	1.7
Depreciation and amortization	55.6	49.7
Depreciation and amortization — trackers	3.4	2.5
Other taxes	16.3	14.7

Total Operating Expenses	172.5	157.4

Operating Earnings	$41.9	$46.3

GAAP Adjustment	1.3	(1.2)

GAAP Operating Income	$43.2	$45.1

	Three Months
Corporate and Other Operations	Ended March 31,
(in millions)	2011	2010

Operating Loss	$(2.6)	$(1.7)

GAAP Adjustment	(1.5)	(1.0)

GAAP Operating Loss	$(4.1)	$(2.7)

NiSource Inc.
Segment Volumes and Statistical Data

	Three Months
	Ended March 31,
Gas Distribution Operations	2011	2010

Sales and Transportation (MMDth)
Residential	134.5	129.4
Commercial	77.6	72.8
Industrial	118.9	100.9
Off System	17.5	15.9
Other	0.3	0.4

Total	348.8	319.4

Weather Adjustment	(7.3)	0.3

Sales and Transportation Volumes — Excluding Weather	341.5	319.7

Heating Degree Days	3,014	2,890
Normal Heating Degree Days	2,900	2,900
% Colder (Warmer) than Normal	4%	(0%)

Customers
Residential	3,047,157	3,045,246
Commercial	282,044	280,207
Industrial	7,705	7,855
Other	65	80

Total	3,336,971	3,333,388

	Three Months
	Ended March 31,
Gas Transmission and Storage Operations	2011	2010

Throughput (MMDth)
Columbia Transmission	426.6	387.5
Columbia Gulf	244.0	202.9
Crossroads Gas Pipeline	5.1	8.1
Intrasegment eliminations	(152.6)	(139.0)

Total	523.1	459.5

NiSource Inc.
Segment Volumes and Statistical Data (continued)

	Three Months
	Ended March 31,
Electric Operations	2011	2010

Sales (Gigawatt Hours)
Residential	855.8	847.0
Commercial	924.9	935.3
Industrial	2,442.4	2,030.8
Wholesale	67.1	133.4
Other	44.5	41.4

Total	4,334.7	3,987.9

Weather Adjustment	(17.5)	5.4

Sales Volumes — Excluding Weather impacts	4,317.2	3,993.3

Electric Customers
Residential	400,169	400,079
Commercial	53,826	53,611
Industrial	2,424	2,439
Wholesale	15	15
Other	739	743

Total	457,173	456,887

NiSource Inc.
Schedule 1 — Reconciliation of Net Operating Earnings to GAAP

	Three Months
	Ended March 31,
(in millions,except per share amounts)	2011	2010

Net Operating Earnings from Continuing Operations (Non-GAAP)	$202.3	$198.4

Items excluded from operating earnings:
Net Revenues:
Weather — compared to normal	5.8	0.3
Unregulated natural gas marketing business	1.1	2.0

Operating Expenses:
Restructuring	—	(1.0)
Unregulated natural gas marketing business	(2.0)	(3.0)
Gain/Loss on sale of assets and asset impairments	(0.6)	(0.1)

Total items excluded from operating earnings	4.3	(1.8)

Tax effect of above items and other income tax adjustments	(1.8)	0.8

Total items excluded from net operating earnings	2.5	(1.0)

Reported Income from Continuing Operations — GAAP	$204.8	$197.4

Basic Average Common Shares Outstanding	279.3	276.9

Basic Net Operating Earnings Per Share from Continuing Operations	$0.72	$0.72

Items excluded from net operating earnings (after-tax)	0.01	(0.01)

GAAP Basic Earnings Per Share from Continuing Operations	$0.73	$0.71

NiSource Inc.
Schedule 2 – Adjustments by Segment from Operating Earnings to GAAP
For Quarter ended March 31,
2011 (in millions)

	Gas	Gas Transmission		Corporate
	Distribution	and Storage	Electric	& Other	Total

Operating Earnings (Loss)	$237.1	$118.5	$41.9	$(2.6)	$394.9

Net Revenues:
Weather (compared to normal)	4.5	—	1.3	—	5.8
Unregulated natural gas marketing business	—	—	—	1.1	1.1

Total Impact — Net Revenues	4.5	—	1.3	1.1	6.9

Operating Expenses
Gain/(Loss) on sale of assets and asset impairments	—	—	—	(0.6)	(0.6)
Unregulated natural gas marketing business	—	—	—	(2.0)	(2.0)

Total Impact — Operating Expenses	—	—	—	(2.6)	(2.6)

Total Impact — Operating Income (Loss)	$4.5	$—	$1.3	$(1.5)	$4.3

Operating Income (Loss) - GAAP	$241.6	$118.5	$43.2	$(4.1)	$399.2

2010 (in millions)

	Gas	Gas Transmission		Corporate
	Distribution	and Storage	Electric	& Other	Total

Operating Earnings (Loss)	$234.7	$125.9	$46.3	$(1.7)	$405.2

Net Revenues:
Weather (compared to normal)	0.8	—	(0.5)	—	0.3
Unregulated natural gas marketing business	—	—	—	2.0	2.0

Total Impact — Net Revenues	0.8	—	(0.5)	2.0	2.3

Operating Expenses
Restructuring	(0.3)	—	(0.7)	—	(1.0)
Unregulated natural gas marketing business	—	—	—	(3.0)	(3.0)
Gain/(Loss) on sale of assets and asset impairments	(0.1)	—	—	—	(0.1)

Total Impact — O & M Expenses	(0.4)	—	(0.7)	(3.0)	(4.1)

Total Impact — Operating Income (Loss)	$0.4	$—	$(1.2)	$(1.0)	$(1.8)

Operating Income (Loss) - GAAP	$235.1	$125.9	$45.1	$(2.7)	$403.4

NiSource Inc.
Consolidated Income Statements (GAAP)
(unaudited )

	Three Months
	Ended March 31,
(in millions, except per share amounts)	2011	2010

Net Revenues
Gas Distribution	$1,372.0	$1,341.1
Gas Transportation and Storage	403.0	370.4
Electric	347.1	317.9
Other	110.1	329.3

Gross Revenues	2,232.2	2,358.7
Cost of Sales (excluding depreciation and amortization)	1,170.9	1,286.3

Total Net Revenues	1,061.3	1,072.4

Operating Expenses
Operation and maintenance	432.5	439.6
Depreciation and amortization	138.9	149.8
Impairment and loss on sale of assets, net	0.7	0.1
Other taxes	93.0	86.9

Total Operating Expenses	665.1	676.4

Equity Earnings in Unconsolidated	3.0	7.4

Operating Income	399.2	403.4

Other Income (Deductions)
Interest expense, net	(89.8)	(98.8)
Other, net	3.3	2.6

Total Other Deductions	(86.5)	(96.2)

Income from Continuing Operations before Income Taxes	312.7	307.2
Income Taxes	107.9	109.8

Income from Continuing Operations	204.8	197.4

Income (Loss) from Discontinued Operations — net of taxes	0.4	(0.2)
Gain of Disposition of Discontinued Operations - net of taxes	—	0.1

Net Income	$205.2	$197.3

Basic Earnings Per Share
Continuing operations	$0.73	$0.71
Discontinued operations	—	—

Basic Earnings Per Share	$0.73	$0.71

Diluted Earnings Per Share
Continuing operations	$0.72	$0.71
Discontinued operations	—	—

Diluted Earnings Per Share	$0.72	$0.71

Dividends Declared Per Common Share	$0.46	$0.46

Basic Average Common Shares Outstanding	279.3	276.9
Diluted Average Common Shares	285.0	277.5

NiSource Inc.
Consolidated Balance Sheets (GAAP)
(unaudited )

	March 31,	December 31,
(in millions)	2011	2010

ASSETS
Property, Plant and Equipment
Utility plant	$19,575.8	$19,494.9
Accumulated depreciation and amortization	(8,528.0)	(8,492.6)

Net utility plant	11,047.8	11,002.3

Other property, at cost, less accumulated depreciation	92.8	94.7

Net Property, Plant and Equipment	11,140.6	11,097.0

Investments and Other Assets
Assets of discontinued operations and assets held for sale	2.3	7.9
Unconsolidated affiliates	202.6	200.9
Other investments	136.3	139.7

Total Investments and Other Assets	341.2	348.5

Current Assets
Cash and cash equivalents	62.5	9.2
Restricted cash	164.9	202.9
Accounts receivable (less reserve of $55.3 and $37.4, respectively)	1,063.2	1,079.3
Income tax receivable	20.4	99.0
Gas inventory	81.5	298.2
Underrecovered gas and fuel costs	25.4	135.7
Materials and supplies, at average cost	84.4	83.8
Electric production fuel, at average cost	51.0	46.0
Price risk management assets	134.1	159.5
Exchange gas receivable	65.5	62.7
Regulatory assets	112.6	151.8
Prepayments and other	119.7	120.8

Total Current Assets	1,985.2	2,448.9

Other Assets
Price risk management assets	188.3	240.3
Regulatory assets	1,661.2	1,650.4
Goodwill	3,677.3	3,677.3
Intangible assets	305.9	308.6
Postretirement and postemployment benefit assets	38.5	35.1
Deferred charges and other	140.6	132.7

Total Other Assets	6,011.8	6,044.4

Total Assets	$19,478.8	$19,938.8

NiSource Inc.
Consolidated Balance Sheets (continued) (GAAP)
(unaudited )

	March 31,	December 31,
(in millions, except share amounts)	2011	2010

CAPITALIZATION AND LIABILITIES
Capitalization
Common Stockholders’ Equity
Common stock — $0.01 par value, 400,000,000 shares authorized; 279,930,189 and 278,855,291 shares issued and outstanding, respectively	$2.8	$2.8
Additional paid-in capital	4,120.1	4,103.9
Retained earnings	978.3	901.8
Accumulated other comprehensive loss	(56.7)	(57.9)
Treasury stock	(30.2)	(27.4)

Total Common Stockholders’ Equity	5,014.3	4,923.2
Long-term debt, excluding amounts due within one year	5,927.6	5,936.1

Total Capitalization	10,941.9	10,859.3

Current Liabilities
Current portion of long-term debt	36.4	34.2
Short-term borrowings	1,263.0	1,382.5
Accounts payable	429.6	581.8
Dividends payable	64.5	0.1
Customer deposits and credits	181.6	318.1
Taxes accrued	244.4	221.1
Interest accrued	61.2	114.4
Overrecovered gas and fuel costs	91.8	11.8
Price risk management liabilities	146.1	173.9
Exchange gas payable	139.4	266.1
Deferred revenue	7.8	6.8
Regulatory liabilities	87.4	92.9
Accrued liability for postretirement and postemployment benefits	23.3	23.3
Temporary LIFO liquidation credit	2.2	—
Legal and environmental reserves	68.2	86.0
Other accruals	249.2	336.4

Total Current Liabilities	3,096.1	3,649.4

Other Liabilities and Deferred Credits
Price risk management liabilities	135.5	181.6
Deferred income taxes	2,340.2	2,209.7
Deferred investment tax credits	32.5	33.7
Deferred credits	72.4	68.6
Deferred revenue	—	0.3
Acrrued liability for postretirement and postemployment benefits	944.7	1,039.6
Regulatory liabilities and other removal costs	1,612.0	1,595.8
Asset retirement obligations	140.1	138.8
Other noncurrent liabilities	163.4	162.0

Total Other Liabilities and Deferred Credits	5,440.8	5,430.1

Total Capitalization and Liabilities	$19,478.8	$19,938.8

NiSource Inc.
Statements of Consolidated Cash Flows (GAAP)
(unaudited )

Three Months Ended March 31, (in millions)	2011	2010

Operating Activities
Net Income	$205.2	$197.3
Adjustments to Reconcile Net Income to Net Cash from Continuing Operations:
Depreciation and amortization	138.9	149.8
Net changes in price risk management assets and liabilities	14.3	(7.4)
Deferred income taxes and investment tax credits	99.4	27.2
Deferred revenue	0.7	(15.8)
Stock compensation expense and 401(k) profit sharing contribution	7.8	2.2
Gain on sale of assets	—	(0.1)
Loss on impairment of assets	0.7	—
Income from unconsolidated affiliates	(3.1)	(7.4)
Gain on disposition of discontinued operations — net of taxes	—	(0.1)
(Gain) loss from discontinued operations — net of taxes	(0.4)	0.2
Amortization of debt related costs	2.1	2.7
AFUDC equity	(1.4)	(1.4)
Distributions of earnings received from equity investee	1.8	—
Changes in Assets and Liabilities:
Accounts receivable	16.0	(138.4)
Income tax receivable	78.6	22.1
Inventories	208.5	332.7
Accounts payable	(119.9)	(103.0)
Customer deposits and credits	(136.5)	(124.7)
Taxes accrued	24.1	96.4
Interest accrued	(53.0)	(38.9)
Over (Under)recovered gas and fuel costs	190.4	(251.1)
Exchange gas receivable/payable	(129.6)	(66.7)
Other accruals	(34.1)	(17.2)
Prepayments and other current assets	1.3	5.4
Regulatory assets/liabilities	18.6	47.8
Postretirement and postemployment benefits	(94.4)	1.3
Deferred credits	3.5	(1.1)
Deferred charges and other non current assets	(3.6)	(2.6)
Other non current liabilities	0.9	5.2

Net Operating Activities from Continuing Operations	436.8	114.4
Net Operating Activities used for Discontinued Operations	(14.7)	(31.1)

Net Cash Flows from Operating Activities	422.1	83.3

Investing Activities
Capital expenditures	(209.4)	(138.8)
Insurance recoveries	—	0.5
Proceeds from disposition of assets	5.5	0.2
Restricted cash withdrawals (deposits)	38.0	(46.1)
Other investing activities	(9.2)	(10.6)

Net Investing Activities used for Continuing Operations	(175.1)	(194.8)
Net Investing Activities from Discontinued Operations	—	0.4

Net Cash Flow used for Investing Activities	(175.1)	(194.4)

Financing Activities
Retirement of long-term debt	(2.8)	(0.9)
Premiums and other debt related costs	(8.2)	—
Change in short-term borrowings, net	(119.5)	267.7
Issuance of common stock	3.7	3.6
Acquisition of treasury stock	(2.7)	(1.4)
Dividends paid — common stock	(64.2)	(63.7)

Net Cash Flow (used for) from Financing Activities	(193.7)	205.3

Change in cash and cash equivalents from continuing operations	68.0	124.9
Cash contributions to discontinued operations	(14.7)	(30.7)
Cash and cash equivalents at beginning of period	9.2	16.4

Cash and Cash Equivalents at End of Period	$62.5	$110.6